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                                                                   EXHIBIT 3.1DD



            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

                                GUSTAFSON, INC.
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                             (Name of Corporation)

                  We, the undersigned, WILLIAM J. DONWEN and GENE T. BILLMYRE, respectively the president and secretary of GUSTAFSON, INC.
                                            ----------------------------------
                                             (Name of Corporation)

a corporation subject to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Act, do hereby certify that resolutions as hereinafter set forth were adopted by unanimous written authorization pursuant to Section 301.26, Subd. 11, Minnesota Statutes, or at a meeting of the shareholders of said corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at Suite 180, 6350 LBJ Frwy., in the city of Dallas, Texas, County of Dallas, as designated in such notice, on the 1st day of November, 1979, by a unanimous vote of said shareholders presented in person or proxy:

                  "Resolved that the following article(s) of the articles of incorporation of GUSTAFSON, INC.
                 --------------------------------
                   (Name of Corporation)


be, and the same hereby (is) (are) amended to read as follows:

                                  Article XVII


         No shareholder of the corporation shall have the right of cumulative voting at the election of Directors, or any other matter.

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                  IN WITNESS WHEREOF, we have subscribed our names this 29th day of November, 1979.


                                    William J. Donwen
                                   ------------------------------------
                                    President


                                    Gene T. Billmyre
                                   ------------------------------------
                                    Secretary